Exhibit 99.1


                        LAKELAND FINANCIAL CORPORATION


FOR IMMEDIATE RELEASE               Contact:       David M. Findlay
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (574) 267-9197

                            RECORD RESULTS REPORTED
                            FOR LAKELAND FINANCIAL

                Quarterly Dividend of $0.19 Per Share Announced

     Warsaw, Indiana (April 15, 2003) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $3.5 million for the first quarter of 2003, an increase of 19% versus $3.0 million for the comparable period in 2002. Diluted net income per common share for the quarter was $0.59 versus $0.50 for the comparable period in 2002.

     The Company also announced that the Board of Directors approved a cash dividend for the first quarter of $0.19 per share, payable on April 25, 2003 to shareholders of record on April 10, 2003. The quarterly dividend represents a 12% increase over the quarterly dividend of $0.17 paid in 2002.

     Michael L. Kubacki, President and Chief Executive Officer, commented, "The Lake City Bank team delivered another strong performance in the quarter. We are proud to report stable growth throughout the income statement, led by a 31% increase in total noninterest income."

     Kubacki continued, "Noninterest income increased to $4.4 million versus $3.3 million in the comparable period in 2002, driven by mortgage sales gains of $1.1 million, an increase of $718,000 versus the comparable period in 2002. The unprecedented volume of mortgage originations continued during the first quarter. While mortgage rates remain near historically low levels, we do not anticipate that this level of mortgage sales gains will continue throughout the year. Also adding to the strong increase in noninterest income was a 19% increase in service charges on deposit accounts which grew from $1.4 million to $1.7 million as a result of increases in both business and retail accounts."

     "Net interest income after the provision for loan losses increased by 2% from $9.7 million in the first quarter of 2002 to $9.9 million for the first quarter of 2003. Net interest income performance was negatively impacted by a decline in the net interest margin from 4.12% in the first quarter of 2002 to 3.93% in the first quarter of 2003. We are pleased that the net interest margin improved from 3.77% in the fourth quarter of 2002, but expect margin pressures to continue due to overall lower asset yields and the generally lower interest rate environment," added Kubacki.

     Average loans for the quarter ended March 31, 2003 were $830 million versus $746 million during the first quarter of 2002 and $801 million for fourth quarter of 2002. Total loans as of March 31, 2003 were $827 million versus $745 million as of March 31, 2002 and $823 million as of December 31, 2002. Lakeland Financial's allowance for loan losses as of March 31, 2003 was $9.7 million, or 1.18% of gross loans, compared to $8.3 million, or 1.12% of gross loans, as of March 31, 2002 and $9.5 million, or 1.16% of gross loans as of December 31, 2002. Non-performing assets totaled $8.8 million as of March 31, 2003 versus $3.4 million on March 31, 2002 and $7.7 million as of December 31, 2002. The increase resulted primarily from the addition of a single commercial loan. The ratio of non-performing assets to loans was 1.06% on March 31, 2003 compared to 0.46% on March 31, 2002 and 0.94% at December 31, 2002.

     Kubacki commented, "Commercial loan demand slowed in the first quarter as our region continued to experience economic uncertainty. This reduction in demand, in conjunction with our adherence to diligent underwriting standards, led to relatively modest net loan growth in the quarter. Furthermore, we retained a conservative approach to our loan loss reserve by increasing the reserve during the quarter from $9.5 million to $9.7 million. Net charge offs totaled $458,000 in the quarter versus $139,000 in the first quarter of 2002 and $315,000 during the fourth quarter of 2002. We remain concerned with the overall weak economic conditions that have contributed to an increase in non-performing assets and believe we are taking appropriate actions to monitor and manage asset quality."

     For the quarter ended March 31, 2003, Lakeland Financial's average equity to average assets ratio was 7.07% compared to 6.80% for the first quarter of 2002 and 6.88% for the fourth quarter of 2002. Average stockholders' equity in the quarter was $85.6 million versus $75.2 million for the comparable period in 2002 and $82.6 million for the fourth quarter of 2002. Average total deposits for the quarter ended March 31, 2003 were $934 million versus $817 million for the comparable period in 2002 and $916 million for the fourth quarter of 2002.

     Lakeland Financial Corporation is a $1.2 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 41 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. A 42nd office is currently under construction in Warsaw and is expected to open in late 2003.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include Stifel Nicolaus & Company, Howe Barnes Investments, Inc., Raymond James & Associates, Inc., McDonald Investments, Inc., First Tennessee Capital Markets and Trident Securities.

     The Company's fixed rate cumulative trust preferred securities are traded on the Nasdaq Stock Market under the symbols "LKFNP". The annual rate on the fixed rate securities is 9.0%.

     This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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

                                                    LAKELAND FINANCIAL CORPORATION
                                               FIRST QUARTER 2003 FINANCIAL HIGHLIGHTS
                                  (Unaudited - Dollars in thousands except Share and Per Share Data)

                                                                                                          3 Months Ended
                                                                                                             March 31
                                                                                                        2003             2002
                                                                                                   -------------   -------------
END OF PERIOD BALANCES
  Assets                                                                                         $     1,221,616  $    1,108,187
  Deposits                                                                                               961,494         844,751
  Loans                                                                                                  826,865         744,940
  Allowance for Loan Losses                                                                                9,742           8,309
  Common Stockholders' Equity                                                                             86,067          75,683

AVERAGE BALANCES
Assets
  Total Assets                                                                                   $     1,210,872  $    1,106,112
  Earning Assets                                                                                       1,113,508       1,025,975
  Investments                                                                                            275,204         273,724
  Loans                                                                                                  829,647         745,597
Liabilities and Stockholders' Equity
  Total Deposits                                                                                         934,078         817,353
  Interest Bearing Deposits                                                                              776,931         678,262
  Interest Bearing Liabilities                                                                           954,894         882,439
  Common Stockholders' Equity                                                                             85,590          75,193

INCOME STATEMENT DATA
  Net Interest Income                                                                            $        10,558  $       10,221
  Net Interest Income-Fully Tax Equivalent                                                                10,792          10,431
  Provision for Loan Loss                                                                                    667             502
  Noninterest Income                                                                                       4,372           3,345
  Noninterest Expense                                                                                      8,964           8,569
  Net Income                                                                                               3,515           2,954

PER SHARE DATA
  Basic Net Income Per Common Share                                                              $          0.60  $         0.51
  Diluted Net Income Per Common Share                                                                       0.59            0.50
  Cash Dividends Per Common Share                                                                           0.19            0.17
  Book Value Per Common Share                                                                              14.80           13.02
  Market Value - High                                                                                      25.75           20.45
  Market Value - Low                                                                                       23.21           17.45
  Basic Weighted Average Common Shares Outstanding                                                     5,813,984       5,813,984
  Diluted Weighted Average Common Shares Outstanding                                                   5,957,134       5,901,581

KEY RATIOS
  Return on Average Assets                                                                                  1.18%           1.08%
  Return on Average Common Stockholders' Equity                                                            16.65           15.91
  Efficiency  (Noninterest Expense / Gross Interest Income
      plus Noninterest Income)                                                                             60.04           63.17
  Average Equity to Average Assets                                                                          7.07            6.80
  Net Interest Margin                                                                                       3.93            4.12
  Net Charge Offs to Average Loans                                                                          0.23            0.08
  Loan Loss Reserve to Loans                                                                                1.18            1.12
  Nonperforming Assets to Loans                                                                             1.06            0.46
  Tier 1 Leverage                                                                                           8.12            7.92
  Tier 1 Risk-Based Capital                                                                                10.54           10.43
  Total Capital                                                                                            11.59           11.42

ASSET QUALITY
  Loans Past Due 90 Days or More                                                                 $         3,386  $          213
  Non-accrual Loans                                                                                        5,208           1,703
  Net Charge Offs                                                                                            458             139
  Other Real Estate Owned                                                                                    109           1,435
  Other Nonperforming Assets                                                                                  62              51
  Total Nonperforming Assets                                                                               8,765           3,402

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

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                    As of March 31, 2003 and December 31, 2002
                                                  (in thousands)

                                                                                      March 31,    December 31,
                                                                                        2003           2002
                                                                                    ------------   ------------
                                                                                            (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     52,344   $     74,149
  Short-term investments                                                                   8,190         13,000
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      60,534         87,149
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         14,171         17,284
  Mortgage-backed securities                                                             221,498        222,036
  State and municipal securities                                                          40,527         34,785
                                                                                    ------------    -----------
       Total securities available-for-sale                                               276,196        274,105

Real estate mortgages held-for-sale                                                        7,001         10,395
Loans:
  Total loans                                                                            826,865        822,676
  Less: Allowance for loan losses                                                          9,742          9,533
                                                                                    ------------   ------------
     Net loans                                                                           817,123        813,143
Land, premises and equipment, net                                                         24,612         24,768
Accrued income receivable                                                                  5,124          4,999
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,005          1,042
Other assets                                                                              25,051         27,215
                                                                                    ------------   ------------
     Total assets                                                                   $  1,221,616   $  1,247,786
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    167,558   $    192,787
  Interest bearing deposits                                                              793,936        720,538
                                                                                    ------------   ------------
     Total deposits                                                                      961,494        913,325
Short-term borrowings:
  Federal funds purchased                                                                  9,300         30,000
  Securities sold under agreements
    to repurchase                                                                         91,457        124,968
  U.S. Treasury demand notes                                                                 581          4,000
  Other borrowings                                                                        10,000         26,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         111,338        184,968
Accrued expenses payable                                                                  10,773         12,503
Other liabilities                                                                          1,246          2,417
Long-term borrowings                                                                      31,347         31,348
Guaranteed preferred beneficial interests in
  Company's subordinated debentures                                                       19,351         19,345
                                                                                    ------------   ------------
     Total liabilities                                                                 1,135,549      1,163,906
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,813,984 shares issued and 5,770,565 outstanding as of
  March 31, 2003, and 5,813,984 shares issued and 5,767,010
  outstanding at December 31, 2002                                                         1,453          1,453
Additional paid-in capital                                                                 9,591          8,537
Retained earnings                                                                         73,230         70,819
Accumulated other comprehensive income                                                     2,612          3,937
Treasury stock, at cost                                                                     (819)          (866)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           86,067         83,880
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,221,616   $  1,247,786
                                                                                      ============ ============

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

                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                                 For the Three Month Ended March 31, 2003 and 2002
                                       (in thousands except for share data)
                                                    (Unaudited)

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                    ---------------------------
                                                                                        2003           2002
                                                                                    ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                                                 $     11,833   $     12,336
                            Tax exempt                                                        63             33
                                                                                    ------------   ------------
   Total loan income                                                                      11,896         12,369
Short-term investments                                                                        27             28
Securities:
 U.S. Treasury and government agency securities                                              170            395
 Mortgage-backed securities                                                                2,932          2,758
 State and municipal securities                                                              428            400
 Other debt securities                                                                         0            115
                                                                                    ------------   ------------
   Total interest and dividend income                                                     15,453         16,065

INTEREST EXPENSE
----------------
Interest on deposits                                                                       3,786          4,352
Interest on short-term borrowings                                                            340            920
Interest on long-term borrowings                                                             769            572
                                                                                    ------------   ------------
   Total interest expense                                                                  4,895          5,844
                                                                                    ------------   ------------
NET INTEREST INCOME                                                                       10,558         10,221
-------------------
Provision for loan losses                                                                    667            502
                                                                                    ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                                                  9,891          9,719
-------------------------                                                           ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                                                     610            658
Service charges on deposit accounts                                                        1,664          1,398
Other income (net)                                                                         1,019            928
Net gains on the sale of real estate mortgages
  held-for-sale                                                                            1,079            361
                                                                                    ------------   ------------
   Total noninterest income                                                                4,372          3,345

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                                                             4,705          4,598
Occupancy and equipment expense                                                            1,362          1,099
Other expense                                                                              2,897          2,872
                                                                                    ------------   ------------
   Total noninterest expense                                                               8,964          8,569

INCOME BEFORE INCOME TAX EXPENSE                                                           5,299          4,495
--------------------------------
Income tax expense                                                                         1,784          1,541
                                                                                    ------------   ------------
NET INCOME                                                                          $      3,515   $      2,954
----------                                                                          ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                       5,813,984      5,813,984
BASIC EARNINGS PER COMMON SHARE                                                     $       0.60   $       0.51
-------------------------------                                                     ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                     5,957,134      5,901,581
DILUTED EARNINGS PER COMMON SHARE                                                   $       0.59   $       0.50
---------------------------------                                                   ============   ============

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